EXHIBIT 10.5

ALY ENERGY SERVICES, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of ___________, by and between Aly Energy Services, Inc. (the "Company") and _________ (“Optionee"), pursuant to the Company's 2017 Stock Option Plan (the "Plan").

WHEREAS, the Board of Directors of the Company (the "Board") has authority to make certain Grants of Options under the Plan to Employees of the Company; and

WHEREAS, the Board has determined to Grant Optionee the Option described in this Agreement;

NOW, THEREFORE, the Company and Optionee agree as follows:

1. Effect of Plan and Authority of Board. This Agreement and the grant of the Option hereunder are subject to the Plan, which is incorporated herein by reference. The Board is authorized to make all determinations and interpretations with respect to matters arising under the Plan, this Agreement and the Option Grant hereunder. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Plan.

2. Grant of Option.

(a) Effective as of the date of this Agreement (the "Grant Date"), the Company grants to Optionee an Option to purchase an aggregate of ____________ shares of Common Stock at an exercise price of $0.10 per share (the "Option"). Except as otherwise provided in the Plan, the Option may not be exercised unless Optionee shall have been in the continuous employ or service of the Company from the date of this Agreement to the date of exercise of the Option. In no event shall the Option be exercisable in whole or in part after the expiration of 10 years from the date of this Agreement. The Option is intended to be and shall be treated as a Nonqualified Stock Option.

(b) Subject to the provisions of Section 2(a) hereof, this Option may be exercised over a period commencing on the date of this Agreement and ending 10 years from the date of this Agreement.

(c) Upon exercise of the Option, the exercise price of the Option shall be payable to the Company in the manner specified in the Plan.

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(d) Promptly after demand by the Company, and at its direction, Optionee shall pay to the Company an amount equal to the applicable withholding taxes due in connection with the exercise of the Option.

3. Delivery of Shares. Delivery of the certificates representing the shares of Common Stock purchased upon exercise of this Option shall be made promptly after receipt of notice of exercise and full payment of the exercise price and any required withholding taxes.

4. Nonassignability. The Option granted hereunder may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. In the case of the death of Optionee or other person entitled to exercise the Option, the Company may require, as a condition to the transfer of the Option by will or pursuant to the laws of descent and distribution or the exercise thereof, that the person entitled to exercise the Option execute and deliver to the Company such instruments and documents as may be reasonably requested by the Company to evidence and confirm such person's right and title to the Option.

5. Notices. All notices between the parties hereto shall be in writing. Notices to Optionee shall be given to Optionee’s address as contained in the Company's records. Notices to the Company shall be addressed to its executive offices (attention: Chief Financial Officer).

6. Relationship With Contract of Employment.

(a) The grant of an Option does not form part of Optionee's entitlement to remuneration or benefit pursuant to a contract of employment agreement, if any, nor does the existence of a contract of employment between any person and the Company give such person any right or entitlement to have an Option granted to him or any expectation that an Option might be granted to him whether subject to any conditions or at all.

(b) Except as provided in this Agreement, the rights and obligations of Optionee under the terms of his employment with the Company shall not be affected by the grant of an Option.

(c) The rights granted to Optionee upon the grant of an Option shall not afford Optionee any rights or additional rights to compensation or damages in consequence of the loss or termination of his office, employment or service with the Company for any reason whatsoever.

(d) Optionee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office, employment or services with the Company for any reason (including, without limitation, any breach of contract by the Company) or in any other circumstances whatsoever.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware, except as superseded by applicable federal law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ALY ENERGY SERVICES, INC.

By:

OPTIONEE:

Signature of Optionee

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